Exhibit 32.1

Certification required by Rule 13a-14(a) or

Rule 15d-14(b) and Section 906 of

the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Dominion Resources Black Warrior Trust (the “Trust”) on Form 10-Q for the period ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

SOUTHWEST BANK, TRUSTEE FOR DOMINION RESOURCES BLACK WARRIOR TRUST

November 23, 2015	By:	/s/ RON E. HOOPER
Ron E. Hooper,
SVP Royalty Trust Management
Southwest Bank

A signed original of this written statement required by Section 906 has been provided to Dominion Resources Black Warrior Trust and will be retained by Dominion Resources Black Warrior Trust and furnished to the Securities and Exchange Commission or its staff upon request.